Exhibit 99.1

ATN Reports Third Quarter 2024 Results;

Updates Full-Year 2024 Outlook

“First-to-Fiber” and “Glass & SteelTM” Strategies Yield Year-Over-Year Increases in High-Speed Data Subscriber and Network Reach Metrics

•	Total high-speed broadband subscribers increased 6% year-over-year

•	Broadband homes passed by high-speed data services expanded 20% year-over-year

•	Capital expenditures were $85.7 million (net of $71.8 million reimbursements) for the first nine months of 2024, reduced from $126.6 million (net of $14.3 million reimbursements) for the first nine months of 2023

Q3 2024 Results Highlighted by International Telecom Segment Fixed Revenue Growth, Cost Management Initiatives Supporting Margin Expansion

•	International Telecom segment revenues were essentially flat supported by growth in consumer and business fixed revenues and business mobility revenues

•	US Telecom segment revenues were down 13% due primarily to the anticipated conclusion of two government subsidy programs and the anticipated reduction in construction revenues

•	Third quarter net loss increased to $32.7 million, or $2.26 per diluted share inclusive of a $35.3 million non-cash goodwill impairment charge

•	Operating loss increased to $38.4 million, including the impairment charge

•	Adjusted EBITDA[1] decreased 5% to $45.7 million

•	Year-to-date net cash from operations increased 9% year-over-year to $97.4 million

Updates 2024 Outlook for Revenues, Adjusted EBITDA and Net Debt Ratio

The Company’s expectations for full-year 2024 outlook are as follows:

•	Revenue is now expected to be in the range of $720 million to $730 million, excluding construction revenue

•	Adjusted EBITDA[2] is now expected to be in the range of $182 million to $188 million

•	Capital Expenditures are still expected to be in the range of $100 million to $110 million, net of reimbursements

•	Net Debt Ratio[3] is now expected to be in the range of 2.3x to 2.6x exiting 2024

1 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures.

2 For the Company’s Adjusted EBITDA Guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measure or reconciliations to such GAAP financial measure, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA

3 Please see “Use of Non-GAAP Financial Measures” below for a full definition of Net Debt Ratio.

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Earnings Conference Call

Wednesday October 30, 2024, at 10:00 a.m. ET; Webcast Link: https://edge.media-server.com/mmc/p/i66c89ki

Beverly, MA – October 29, 2024 – ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the quarter ended September 30, 2024.

Remarks by Brad Martin, ATN Chief Executive Officer

“We reported strong free cash flow from operations in the third quarter, driven by effective cost and net working capital management. Our performance continues to reflect a tale of two segments, with revenues impacted primarily by underperformance in our US Telecom segment related to the conclusion of certain government subsidy programs, slower consumer growth, and delays in enterprise sales and delivery. Based on these dynamics, and compression in market multiples, we recorded a non-cash $35 million goodwill impairment charge during the third quarter.

“In the International Telecom segment, solid fixed revenue gains and business mobility revenue growth offset softness in consumer mobility related to competitive pressures, and we delivered Adjusted EBITDA growth. Additionally, we increased our international post-paid mobile subscriber bases both sequentially and year-over-year.

“To reflect our expectations for near-term operating performance, we are lowering our revenue and Adjusted EBITDA guidance ranges for fiscal 2024 and increasing our expected leverage multiple exiting the year. We are taking strategic actions intended to align our cost structure with current revenue levels, while focusing on margin improvement and cash flow generation. These actions include refocusing efforts on growing our business and carrier customer revenues in the US, strengthening sales execution teams, and maximizing value from deployed assets.

“Longer term, we remain committed to leveraging the value and longevity of our upgraded network while diligently operating the business in an effort to further expand cash flows and position ATN to deliver increased value for shareholders.”

2

Third Quarter 2024 Financial Results

Consolidated revenues were $178.5 million, down 7% versus $191.0 million in the year-ago quarter. This primarily reflects the overall revenue decline in the US Telecom segment due in part to the anticipated impact of the end of the Emergency Connectivity Fund (ECF) and Affordable Care Program (ACP), and a reduction in construction revenues for the quarter.

Operating loss was $38.4 million in the third quarter versus operating income of $6.8 million in the year-ago quarter. The decrease in operating income was primarily due to a $35.3 million non-cash goodwill impairment charge on certain US Telecom assets, $3.8 million of transaction-related charges, and $2.3 million of restructuring and reorganization expenses.

Net loss attributable to ATN stockholders in the third quarter of 2024 was $32.7 million, or a loss of $2.26 per share compared with a net loss attributable to ATN stockholders of $3.6 million, or $0.31 loss per share, in the year-ago quarter. The year-over-year change was the result of the above-mentioned factors that increased the operating loss combined with an increase in interest expense. In all periods, the loss per share calculation includes the impact of preferred dividends that are not included in the net loss calculation.

Adjusted EBITDA1 was $45.7 million in the third quarter of 2024, a decrease from $47.8 million in the year-ago quarter primarily due to lower US Telecom revenues.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other*.

For Three Months Ended September 30, 2024 and 2023
	2024	2023	2024	2023	2024	2023	2024	2023
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$94,281	$93,878	$84,170	$97,158	$-	$-	$178,451	$191,036
Mobility	26,809	27,791	706	946	-	-	27,515	28,737
Fixed	61,759	59,983	51,015	58,342	-	-	112,774	118,325
Carrier Services	3,272	3,441	29,430	32,319	-	-	32,702	35,760
Construction	-	-	203	2,038	-	-	203	2,038
All other	2,441	2,663	2,816	3,513	-	-	5,257	6,176

Operating Income (Loss)	$12,853	$12,800	$(44,333)	$3,018	$(6,878)	$(8,981)	$(38,358)	$6,837
EBITDA**	$31,518	$27,394	$(23,912)	$25,299	$(6,674)	$(8,363)	$932	$44,330
Adjusted EBITDA[1]	$32,248	$27,502	$17,692	$26,860	$(4,270)	$(6,516)	$45,670	$47,846
Capital Expenditures***	$10,489	$18,744	$13,070	$18,445	$282	$-	$23,841	$37,189

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For Nine Months Ended September 30, 2024 and 2023
	2024	2023	2024	2023	2024	2023	2024	2023
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$282,697	$276,267	$265,830	$286,983	$-	$-	$548,527	$563,250
Mobility	79,657	80,754	2,312	3,081	-	-	81,969	83,835
Fixed	185,295	178,546	161,392	175,346	-	-	346,687	353,892
Carrier Services	10,481	11,011	89,539	95,978	-	-	100,020	106,989
Construction	-	-	2,609	3,648	-	-	2,609	3,648
All other	7,264	5,956	9,978	8,930	-	-	17,242	14,886

Operating Income (Loss)	$56,944	$41,177	$(42,852)	$(3,719)	$(23,559)	$(27,547)	$(9,467)	$9,911
EBITDA**	$108,512	$84,807	$18,361	$67,126	$(23,229)	$(25,517)	$103,644	$126,416
Adjusted EBITDA[1]	$94,808	$85,089	$60,313	$72,443	$(17,260)	$(19,097)	$137,861	$138,435
Capital Expenditures***	$39,440	$57,610	$44,371	$69,030	$1,860	$-	$85,671	$126,640

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

** See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure

***Excludes government capital program amounts disbursed, and amounts received.

ATN’s Strategic Plan and Key Performance Indicators

The Company is in the final quarter of its three-year strategic plan initiated in 2021 to accelerate investments in its high-speed data footprint and grow high speed broadband subscribers. During this final year of the plan, the Company is transitioning away from a period of heavy investments to focus more on margin and cash flow improvement. The Company believes these efforts will allow it to improve returns to shareholders.

Operating Metrics

Operating Metrics
	2024	2024	2024	2023	2023	Q3 2024
	Q3	Q2	Q1	Q4	Q3	vs. Q3 2023
High-Speed Data* Broadband Homes Passed	399,500	396,100	386,300	367,200	333,500	20%
High-Speed Data* Broadband Customers	141,500	142,000	138,700	135,900	132,900	6%

Broadband Homes Passed	798,400	803,300	789,700	768,900	746,600	7%
Broadband Customers	206,400	213,000	214,100	214,400	213,900	-4%

Fiber Route Miles	11,901	11,728	11,692	11,655	11,575	3%

International Mobile Subscribers
Pre-Paid	336,400	339,000	346,400	350,700	345,500	-3%
Post-Paid	58,700	57,900	57,300	57,000	55,600	6%
Total	395,100	396,900	403,700	407,700	401,100	-1%

Blended Churn	3.47%	3.44%	3.34%	3.33%	3.76%

*High-Speed Data is defined as download speeds 100 Mbps or greater and High-Speed Data Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

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Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash as of September 30, 2024, was $116.8 million and total debt was $568.9 million, versus $62.2 million of cash, cash equivalents and restricted cash and $516.9 million of total debt on December 31, 2023.

Net cash provided by operating activities was $97.4 million for the nine months ended September 30, 2024, compared with net cash provided by operating activities of $89.5 million in the prior year period.

Capital expenditures were $85.7 million net of $71.8 million of reimbursable capital expenditures for the nine months ended September 30, 2024, versus $126.6 million, net of $14.3 million of reimbursable capital expenditures in the prior year period.

Quarterly Dividends and Stock Repurchases

Quarterly dividends of $0.24 per share were paid on October 4, 2024 on all common shares outstanding to stockholders of record as of September 30, 2024.

Updates Full-Year 2024 Guidance and Outlook

The Company has updated its revenue, adjusted EBITDA and net debt ratio guidance ranges and reiterated its capital expenditure guidance range for the full year ended December 31, 2024, as follows:

Revenue (excluding construction revenue)	$720 million to $730 million (previously $730 million to $750 million)	Full-year 2024
Adjusted EBITDA[1]	$182 million to $188 million (previously $190 million to $200 million)	Full-year 2024
Capital Expenditures	$100 million to $110 million	Full-year 2024
Net Debt Ratio[3]	2.3x to 2.6x (previously 2.25x to 2.50x)	Exiting 2024

Longer term, the Company continues to prioritize increasing cash flow and driving positive returns through realized efficiencies that leverage ATN’s high-quality assets. In 2025, the Company expects internally funded capital investments to be in the range of 10% to 15% of revenues and supported by cash flow from operations.

For the Company’s full-year 2024 outlook for Adjusted EBITDA and Net Debt Ratio, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA and the description of the calculation of Net Debt Ratio.

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Conference Call Information

Call Date: Wednesday, October 30, 2024
Call Time: 10:00 a.m. ET
Webcast Link: https://edge.media-server.com/mmc/p/i66c89ki

Live Call Participant Link: https://register.vevent.com/register/BIbf889f89a57e4183ba9dbe6725fa759d

Webcast Link Instructions
You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

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EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring and reorganization expenses, one-time impairment or special charges, non-cash stock-based compensation, and the gain (loss) on disposition of assets and transfers.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the sum of the trailing four quarters Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

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Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding its strategic investment plan, its future revenues, operating income, operating margin, cash flows, network and operating costs, EBITDA, Adjusted EBITDA, Net Debt, Net Debt Ratio, cost management initiatives, and capital investments; demand for the Company’s services and industry trends; the timing of revenue, the Company’s liquidity; the expansion of the Company’s customer base and networks; receipt of certain government grants and management’s plans, expectations and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, the impact of cost savings initiatives, the ability to expand its carrier and business customer sales, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) the Company’s reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to the Company’s network infrastructure; (3) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (4) the Company’s ability to realize expansion plans for customer growth on its existing assets; (5) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (6) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (7) the Company’s continued access to capital and credit markets on terms it deems favorable; (8) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (9) the Company’s ability to successfully transition its US Telecom business away from wholesale mobility to other carrier, enterprise, and consumer-based services; (10) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (11) management transitions, and the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (12) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (13) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and the impact of such events on the timing of project implementation and corresponding revenue, and (14) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

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Contact

Michele Satrowsky	Adam Rogers
Corporate Treasurer	Investor Relations
ATN International, Inc.	Sharon Merrill Advisors, Inc.
978-619-1300	ATNI@investorrelations.com

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Table 1

ATN International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in Thousands)

	September 30,	December 31,
	2024	2023
Assets:
Cash and cash equivalents	$100,689	$49,225
Restricted cash	16,075	12,942
Customer receivable	7,924	7,249
Other current assets	200,918	211,856

Total current assets	325,606	281,272

Property, plant and equipment, net	1,049,002	1,080,659
Operating lease right-of-use assets	99,231	99,335
Customer receivable - long term	41,925	45,676
Goodwill and other intangible assets, net	132,042	173,008
Other assets	103,575	103,764

Total assets	$1,751,381	$1,783,714

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$7,413	$24,290
Current portion of customer receivable credit facility	7,935	7,110
Taxes payable	10,685	10,876
Current portion of lease liabilities	15,310	15,164
Other current liabilities	227,087	235,754

Total current liabilities	268,430	293,194

Long-term debt, net of current portion	$561,493	$492,580
Customer receivable credit facility, net of current portion	38,274	38,943
Deferred income taxes	1,878	19,775
Lease liabilities	77,033	76,936
Other long-term liabilities	135,067	138,566

Total liabilities	1,082,175	1,059,994

Redeemable non-controlling interests	75,083	85,917

Stockholders' equity:
Total ATN International, Inc.’s stockholders’ equity	490,795	541,073
Non-controlling interests	103,328	96,730

Total stockholders' equity	594,123	637,803

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,751,381	$1,783,714

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Table 2

ATN International, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in Thousands, Except per Share Data)

	Three Months Ended,		Nine Months Ended,
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Communications services	$174,422	$184,601	$533,055	$547,484
Construction	203	2,038	2,609	3,648
Other	3,826	4,397	12,863	12,118
Total revenue	178,451	191,036	548,527	563,250

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	78,973	80,367	235,499	237,125
Cost of construction revenue	205	2,031	2,588	3,635
Selling, general and administrative	53,601	60,792	172,580	184,055
Stock-based compensation	1,831	1,956	6,521	6,473
Transaction-related charges	3,791	45	3,809	496
Restructuring and reorganization expenses	2,345	1,383	3,535	4,640
Depreciation	37,299	34,370	107,196	106,991
Amortization of intangibles from acquisitions	1,991	3,124	5,916	9,514
(Gain) loss on disposition of assets and transfers	1,504	132	(14,919)	410
Goodwill impairment	35,269	-	35,269	-
Total operating expenses	216,809	184,200	557,994	553,339

Operating income (loss)	(38,358)	6,836	(9,467)	9,911

Other income (expense):
Interest expense, net	(12,483)	(11,309)	(35,753)	(30,338)
Other income (expense)	(645)	213	(1,052)	2,623
Other income (expense), net	(13,128)	(11,096)	(36,805)	(27,715)

Loss before income taxes	(51,486)	(4,260)	(46,272)	(17,804)
Income tax benefit	(12,035)	(542)	(10,213)	(6,369)

Net loss	(39,451)	(3,718)	(36,059)	(11,435)

Net loss attributable to non-controlling interests, net	6,760	134	6,059	2,733

Net loss attributable to ATN International, Inc. stockholders	$(32,691)	$(3,584)	$(30,000)	$(8,702)

Net loss per weighted average share attributable to ATN International, Inc. stockholders:

Basic	$(2.26)	$(0.31)	$(2.24)	$(0.80)
Diluted	$(2.26)	$(0.31)	$(2.24)	$(0.80)

Weighted average common shares outstanding:
Basic	15,114	15,601	15,268	15,666
Diluted	15,114	15,601	15,268	15,666

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Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Nine Months Ended September 30,
	2024	2023
Net loss	$(36,059)	$(11,435)
Depreciation	107,196	106,991
Amortization of intangibles from acquisitions	5,916	9,514
Provision for doubtful accounts	4,209	4,014
Amortization of debt discount and debt issuance costs	1,915	1,806
(Gain) Loss on disposition of assets and transfers	(14,919)	410
Stock-based compensation	6,521	6,472
Deferred income taxes	(14,409)	(9,452)
Loss on pension settlement	-	369
Gain on equity investments	(484)	(2,752)
Loss on extinguishment of debt	760	-
Goodwill impairment	35,269	-
Decrease in customer receivable	3,076	1,185
Change in prepaid and accrued income taxes	(3,164)	3,602
Change in other operating assets and liabilities	1,599	(21,240)

Net cash provided by operating activities	97,426	89,484

Capital expenditures	(85,672)	(126,640)
Government capital programs:
Amounts disbursed	(71,849)	(14,261)
Amounts received	72,531	16,065
Net proceeds from sale of assets	17,910	-
Purchases and sales of strategic investments	790	(1,055)
Purchases and sales of investments	505	-
Acquisition of business	-	1,314
Other	(573)	-

Net cash used in investing activities	(66,358)	(124,577)

Dividends paid on common stock	(11,047)	(9,918)
Distributions to non-controlling interests	(2,226)	(1,447)
Finance lease payments	(1,357)	(932)
Term loan - borrowings	300,000	130,000
Term loan - repayments	(239,430)	(3,532)
Payment of debt issuance costs	(6,548)	(3,708)
Revolving credit facilities – borrowings	90,000	126,893
Revolving credit facilities – repayments	(94,002)	(174,292)
Proceeds from customer receivable credit facility	5,740	4,300
Repayment of customer receivable credit facility	(5,669)	(4,998)
Purchases of common stock - stock-based compensation	(1,932)	(1,473)
Purchases of common stock - share repurchase plan	(10,000)	(11,679)
Repurchases of non-controlling interests, net	-	(762)

Net cash provided by financing activities	23,529	48,452

Net change in total cash, cash equivalents and restricted cash	54,597	13,359

Total cash, cash equivalents and restricted cash, beginning of period	62,167	59,728

Total cash, cash equivalents and restricted cash, end of period	$116,764	$73,087

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Table 4

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended September 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$5,007	$68	$-	$5,075
Consumer	21,802	638	-	22,440
Total	$26,809	$706	$-	$27,515

Fixed
Business	$18,692	$29,575	$-	$48,267
Consumer	43,067	21,440	-	64,507
Total	$61,759	$51,015	$-	$112,774

Carrier Services	$3,272	$29,430	$-	$32,702
Other	1,175	255	-	1,430

Total Communications Services	$93,015	$81,406	$-	$174,421

Construction	$-	$203	$-	$203

Managed services	$1,266	$2,561	$-	$3,827

Total Other	$1,266	$2,561	$-	$3,827

Total Revenue	$94,281	$84,170	$-	$178,451

Depreciation	$18,414	$18,681	$204	$37,299
Amortization of intangibles from acquisitions	$251	$1,740	$-	$1,991
Total operating expenses	$81,428	$128,503	$6,878	$216,809
Operating income (loss)	$12,853	$(44,333)	$(6,878)	$(38,358)
Net (income) loss attributable to non-controlling interests	$(1,893)	$8,653	$-	$6,760

Non GAAP measures:
EBITDA (2)	$31,518	$(23,912)	$(6,674)	$932
Adjusted EBITDA (1)	$32,248	$17,692	$(4,270)	$45,670

Balance Sheet Data (at September 30, 2024):
Cash, cash equivalents and restricted cash	$52,043	$62,772	$1,949	$116,764
Total current assets	149,987	167,440	8,179	325,606
Fixed assets, net	468,559	573,997	6,446	1,049,002
Total assets	695,127	967,028	89,226	1,751,381
Total current liabilities	96,384	140,689	31,357	268,430
Total debt, including current portion	59,824	316,672	192,409	568,905

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

13

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended September 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,818	$129	$-	$3,947
Consumer	23,973	817	-	24,790
Total	$27,791	$946	$-	$28,737

Fixed
Business	$18,016	$35,680	$-	$53,696
Consumer	41,967	22,662	-	64,629
Total	$59,983	$58,342	$-	$118,325

Carrier Services	$3,441	$32,319	$-	$35,760
Other	1,236	544	-	1,780

Total Communications Services	$92,451	$92,151	$-	$184,602

Construction	$-	$2,038	$-	$2,038

Managed services	$1,427	$2,969	$-	$4,396

Total Other	$1,427	$2,969	$-	$4,396

Total Revenue	$93,878	$97,158	$-	$191,036

Depreciation	$14,354	$19,397	$618	$34,369
Amortization of intangibles from acquisitions	$240	$2,884	$-	$3,124
Total operating expenses	$81,078	$94,140	$8,981	$184,199
Operating income (loss)	$12,800	$3,018	$(8,981)	$6,837
Net (income) loss attributable to non-controlling interests	$(1,794)	$1,928	$-	$134

Non GAAP measures:
EBITDA (2)	$27,394	$25,299	$(8,363)	$44,330
Adjusted EBITDA (1)	$27,502	$26,860	$(6,516)	$47,846

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

14

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the nine months ended September 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$14,747	$209	$-	$14,956
Consumer	64,910	2,103	-	67,013
Total	$79,657	$2,312	$-	$81,969

Fixed
Business	$55,939	$95,359	$-	$151,298
Consumer	129,356	66,033	-	195,389
Total	$185,295	$161,392	$-	$346,687

Carrier Services	$10,481	$89,539	$-	$100,020
Other	3,038	1,341	-	4,379

Total Communications Services	$278,471	$254,584	$-	$533,055

Construction	$-	$2,609	$-	$2,609

Managed services	$4,226	$8,637	$-	$12,863

Total Other	$4,226	$8,637	$-	$12,863

Total Revenue	$282,697	$265,830	$-	$548,527

Depreciation	$50,814	$56,052	$330	$107,196
Amortization of intangibles from acquisitions	$754	$5,161	$-	$5,915
Total operating expenses	$225,753	$308,682	$23,559	$557,994
Operating income (loss)	$56,944	$(42,852)	$(23,559)	$(9,467)
Net (income) loss attributable to non-controlling interests	$(8,467)	$14,526	$-	$6,059

Non GAAP measures:
EBITDA (2)	$108,512	$18,361	$(23,229)	$103,644
Adjusted EBITDA (1)	$94,808	$60,313	$(17,260)	$137,861

*Corporate and Other refer to corporate overhead expenses and consolidating adjustments

15

Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information

(In Thousands)

For the nine months ended September 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$11,484	$415	$-	$11,899
Consumer	69,270	2,666	-	71,936
Total	$80,754	$3,081	$-	$83,835

Fixed
Business	$52,602	$107,494	$-	$160,096
Consumer	125,944	67,852	-	193,796
Total	$178,546	$175,346	$-	$353,892

Carrier Services	$11,011	$95,978	$-	$106,989
Other	2,084	684	-	2,768

Total Communications Services	$272,395	$275,089	$-	$547,484

Construction	$-	$3,648	$-	$3,648

Managed services	$3,872	$8,246	$-	$12,118

Total Other	$3,872	$8,246	$-	$12,118

Total Revenue	$276,267	$286,983	$-	$563,250

Depreciation	$42,646	$62,315	$2,030	$106,991
Amortization of intangibles from acquisitions	$984	$8,530	$-	$9,514
Total operating expenses	$235,090	$290,702	$27,547	$553,339
Operating income (loss)	$41,177	$(3,719)	$(27,547)	$9,911
Net (income) loss attributable to non-controlling interests	$(5,650)	$8,383	$-	$2,733

Non GAAP measures:
EBITDA (2)	$84,807	$67,126	$(25,517)	$126,416
Adjusted EBITDA (1)	$85,089	$72,443	$(19,097)	$138,435

Balance Sheet Data (at December 31, 2023):
Cash, cash equivalents and restricted cash	$26,354	$33,574	$2,239	$62,167
Total current assets	107,469	162,768	11,035	281,272
Fixed assets, net	481,911	593,833	4,915	1,080,659
Total assets	672,171	1,019,924	91,619	1,783,714
Total current liabilities	86,540	169,297	37,357	293,194
Total debt, including current portion	64,254	293,607	159,009	516,870

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

16

Table 5

ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)

For the three months ended September 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$12,853	$(44,333)	$(6,878)	$(38,358)
Depreciation expense	18,414	18,681	204	37,299
Amortization of intangibles from acquisitions	251	1,740	-	1,991
EBITDA	$31,518	$(23,912)	$(6,674)	$932

Stock-based compensation	102	157	1,571	1,830
Restructuring and reorganization expenses	299	1,167	879	2,345
Transaction-related charges	-	3,789	1	3,790
(Gain) Loss on disposition of assets and transfers	329	1,222	(47)	1,504
Goodwill impairment	-	35,269	-	35,269
ADJUSTED EBITDA	$32,248	$17,692	$(4,270)	$45,670

For the three months ended September 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$12,800	$3,018	$(8,981)	$6,837
Depreciation expense	14,354	19,397	618	34,369
Amortization of intangibles from acquisitions	240	2,884	-	3,124
EBITDA	$27,394	$25,299	$(8,363)	$44,330

Stock-based compensation	130	23	1,802	1,955
Restructuring and reorganization expenses	-	1,383	-	1,383
Transaction-related charges	-	-	45	45
(Gain) Loss on disposition of assets and transfers	(22)	155	-	133
ADJUSTED EBITDA	$27,502	$26,860	$(6,516)	$47,846

For the nine months ended September 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$56,944	$(42,852)	$(23,559)	$(9,467)
Depreciation expense	50,814	56,052	330	107,196
Amortization of intangibles from acquisitions	754	5,161	-	5,915
EBITDA	$108,512	$18,361	$(23,229)	$103,644

Stock-based compensation	319	484	5,718	6,521
Restructuring and reorganization expenses	1,489	1,167	879	3,535
Transaction-related charges	-	3,789	20	3,809
(Gain) Loss on disposition of assets and transfers	(15,512)	1,243	(648)	(14,917)
Goodwill impairment	-	35,269	-	35,269
ADJUSTED EBITDA	$94,808	$60,313	$(17,260)	$137,861

For the nine months ended September 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$41,177	$(3,719)	$(27,547)	$9,911
Depreciation expense	42,646	62,315	2,030	106,991
Amortization of intangibles from acquisitions	984	8,530	-	9,514
EBITDA	$84,807	$67,126	$(25,517)	$126,416

Stock-based compensation	307	109	6,057	6,473
Restructuring and reorganization expenses	-	4,640	-	4,640
Transaction-related charges	-	133	363	496
(Gain) Loss on disposition of assets and transfers	(25)	435	-	410
ADJUSTED EBITDA	$85,089	$72,443	$(19,097)	$138,435

17

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio
(in Thousands)

	September 30,	December 31,
	2024	2023
Current portion of long-term debt *	$7,413	$24,290
Long-term debt, net of current portion *	561,493	492,580

Total debt	$568,906	$516,870

Less: Cash, cash equivalents and restricted cash	116,764	62,167

Net Debt	$452,142	$454,703

Adjusted EBITDA - for the four quarters ended	$188,877	$189,451

Net Debt Ratio	2.39	2.40

*  Excludes Customer receivable credit facility

18